Exhibit (a)(1)

                           ARTICLES OF INCORPORATION

                                      OF

                              MUNIPLUS FUND, INC.

                                   * * * * *

                                  ARTICLE I

     THE UNDERSIGNED, Margaret J. Lane, whose post office address is c/o Brown & Wood, One World Trade Center, New York, New York 10048, being at least eighteen (18) years of age, does hereby act as an incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.

                                  ARTICLE II

                                     Name
                                     ----

     The name of the Corporation is MUNIPLUS FUND, INC. (the "Corporation").

                                 ARTICLE III

                              PURPOSES AND POWERS
                              -------------------

     The purpose or purposes for which the Corporation is formed is to act as a closed-end, management investment company under the federal Investment Company Act of 1940, as amended, and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

                                  ARTICLE IV

                      PRINCIPAL OFFICE AND RESIDENT AGENT
                      -----------------------------------

     The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.


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                                  ARTICLE V

                                 CAPITAL STOCK
                                 -------------

     (1) The total number of shares of all classes of stock which the corporation shall have authority to issue is 160,000,000 shares with an aggregate par value of $16,000,000 divided into two classes, of 150,000,000 shares of common stock, $.10 par value per share (the "Common Stock"), and of 10,000,000 shares of preferred stock, $.10 par value per shares (the "Preferred Stock").

     (2) The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the Common Stock and the Preferred Stock are as follows:

          A. Common Stock

               (i) Dividends. Subject to law and to the preferences of the Preferred Stock, the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the Board of Directors.

               (ii) Voting. Except as provided by law and in or pursuant to this Article V, the holders of the Common Stock shall have one vote for each share on each matter submitted to a vote of the stockholders of the Corporation.

               (iii) Liquidation. In the event of any liquidations, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of the Preferred Stock shall be entitled upon liquidation, the holders of the Common Stock shall be entitled to share in the remaining assets of the Corporation according to their respective interests.

          B. Preferred Stock.

               (i) Authority of the Board of Directors to issue in series. The Preferred Stock may be issued from time to time in one or more series. All shares of any one series of Preferred Stock shall be identical except as to the respective dates of their issue, the dates from which dividends on shares of the series issued on different dates accumulate, dividend rates, dividend periods, dividend payment dates and redemption provisions. Subject to the charter, authority is expressly granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of such series, to the full extent how or hereafter permitted by law, including but not limited to the following:



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

                    a. The number of shares of such series, which may be
               subsequently be increased (except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of such series) or decreased (to a number not less than the number of shares then outstanding) by resolution or resolutions of the Board of Directors, and the distinctive designations of the series;

                    b. The rates or amounts, the periods, and the times of
               payment, of dividends on shares of such series;

                    c. The voting powers, if any, of the holder of such series in addition to the voting powers provided by law and in this
               Article V.

                    d. The terms and conditions, upon which the shares of such series shall be convertible into or exchangeable for shares of any other series, class or classes, or any other securities, to the full extent now or hereafter permitted by law;

                    e. The time or times during which, the price or prices at
               which, and the terms and conditions on which, the shares of such series may be redeemed by the Corporation;

                    f. The terms or any sinking fund to be applied to the
               purchase or redemption, or both, of shares of such series, and the terms and amount of any sinking fund payments and the manner of their application; and

                    g. The amount which the holders of each series shall be
               entitled to receive in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

          Except as stated above in this Section 2(B) of this Article V, all shares of Preferred Stock shall be identical. All shares of Preferred Stock, regardless of series, shall be of equal rank, and there shall be no priority of one series over any other series in any payment of dividends nor upon any distribution of assets.

               (ii) Dividends. The holders of Preferred stock of each series shall be entitled to receive, when and as declared by the Board of Directors, cumulative cash dividends at the rate or amounts, for the periods, and at the times, determined as, or in the manner, specified for such series by the Board of Directors as authorized in this Section 2(B) of this Article V.

               No dividends shall be paid or declared or set apart for payment on any share of Preferred Stock of any series for any dividend period unless at or prior to such time all dividends accumulated on all shares of Preferred Stock then outstanding shall have been declared through the most recently ended dividend period of the respective shares, and terminating on the same and any earlier date shall have been paid or declared and set apart for payment.



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

               (iii) Voting. At any meeting of stockholders of the Corporation at which directors are to be elected, the holders of Preferred Stock of all series, voting separately as a single class, shall be entitled to elect two members of the Board of Directors, and the holders of Common Stock, voting separately as a single class, shall be entitled to elect the balance of the members of the Board of Directors.

               If at any time dividends on any outstanding Preferred Stock of any series shall be unpaid in an amount equal to two full years' dividends, the number of directors constituting the Board of Directors shall automatically be increased by the smallest number that, when added to the number of directors then constituting the Board of Directors, shall constitute a majority of such increased number, including the two directors elected by the holders of Preferred Stock pursuant to the preceding paragraph; and at a special meeting of stockholders which shall be called and held as soon as practicable, and at all subsequent meetings at which directors are to be elected, the holders of Preferred Stock of all series, voting separately as a single class, shall be entitled to elect the smallest number of additional directors of the Corporation who will constitute a majority of the total number of directors or the Corporation so increased. The terms of office of persons who are directors at the time of that election shall continue. If the Corporation thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding shares of Preferred Stock or all series for all past dividend periods, the voting rights stated in the preceding sentence shall cease, and the terms of office of all of the additional directors elected by the holders of Preferred Stock (but not of the directors elected by the holders of Common Stock) shall terminate automatically. At all subsequent meetings of stockholders at which directors are to be elected, the holders of shares of Preferred Stock and of Common Stock shall have the right to elect the members of the Board of Directors as stated in the preceding paragraph, subject to the revesting of the rights of the holders of the Preferred Stock as provided in the first sentence of this paragraph in the event of any subsequent arrearage in the payment of two full years' dividends on the shares of Preferred Stock of any series.

               Any vacancy in the office of any director elected by the holders of shares of Preferred Stock may be filled by the remaining directors (or director) so elected or, if not so filled, by the holders of shares of Preferred Stock of all series, voting separately as a single class, at any meeting of stockholders for the election of directors held thereafter.

               The affirmative vote of the holders of a majority of the outstanding shares of the Preferred Stock, voting as a separate class, will be required to amend, alter or repeal any of the preferences, rights or powers of holders of shares of Preferred Stock so as to affect materially and adversely such preferences, rights, or powers, or increase or decrease the number of shares of Preferred Stock authorized to be issued. Unless a higher percentage is provided for under the charter of the Corporation, the affirmative vote of the holders of a majority of the outstanding


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

          shares of the Preferred Stock, voting each separate class, will be required to approve any plan of Reorganization adversely affecting such shares or any action requiring a vote of security holders under
          Section 13(a) of the Investment Company Act of 1940, as amended, including among other things, changes in the Corporation's investment objective or changes in the investment restrictions described in the prospectus of the Corporation.

               Except to the extent stated otherwise in this Article V, the provisions of Article VI shall apply to this Article V.

               (iv) Liquidation. In the event of any liquidation, dissolution or winding up or the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts, including accumulated and unpaid dividends, as shall have been fixed by the Articles of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issue of such series. If, upon any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all outstanding shares of Preferred Stock of all series should be insufficient to permit the payment in full to such holders of the amounts to which they are entitled, then such available assets shall be distributed among shareholders of shares of Preferred Stock ratably in any such distribution of assets according to the respective amounts that would be paid in full. A consolidation or merger of the Corporation with or into one or more other corporations or a sale, lease or exchange of all or substantially all of the assets of the Corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up, within the meaning of this
          Article V.

          C. All Stock

               (i) Sale of Shares. The Board or Directors may authorize the sale and issuance from time to time of shares of stock, whether now or hereafter authorized, for such consideration as the Board of Directors considers advisable, but not less than par value, subject to such limitations as may be set forth in the charter of the Corporation, the By-laws, the General Laws of the State of Maryland, the Investment Company Act of 1940, as amended, and other applicable laws.

               (ii) Fractional Share. Except as may be provided otherwise by the Board of Directors in authorizing the issuance of a series of Preferred Stock, stock may be issued in fractions of whole shares, to which attach pro rata all of the rights of whole shares, including the rights of voting and of receipt of dividends, except that there shall be no right of receipt of a certificate representing any fraction of a whole share.

               (iii) No preemptive rights. No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the


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

          capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

     (3) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater portion than a majority of the votes of all classes or series of capital stock of the Corporation (or of any class or series entitled to vote thereon as a separate class or series) to take or authorize any action, the Corporation is hereby authorized (subject to the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, and any rules, regulations and orders issued thereunder) to take such action upon the concurrence of a majority of the aggregate number of shares of capital stock of the Corporation entitled to vote thereon (or a majority of the aggregate number of shares of a class or series entitled to vote thereon as a separate class or series).

     (4) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and By-Laws of the Corporation. As used in the charter of the Corporation, the terms "charter" and "Articles of Incorporation" shall mean and include the Articles of Incorporation of the Corporation as amended, supplemented and restated from time to time by Articles of Amendment, Articles Supplementary, Articles of Restatement or otherwise.

                                  ARTICLE VI

                     PROVISIONS FOR DEFINING, LIMITING AND
                     REGULATING CERTAIN POWERS OF THE COR-
                       PORATION AND OF THE DIRECTORS AND
                                 STOCKHOLDERS
                 -------------------------------------------

     (1) The number of directors of the Corporation shall be three (3), which number may be increased pursuant to the Bye-Laws of the Corporation but shall never be less than three (3). The names of the directors who shall act until the first annual meeting or until their successors are duly elected and qualify are:

              Philip L. Kirstein
              Mark B. Goldfus
              Susan B. Baker

     (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time shares of capital stock, whether now or hereafter authorized after such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the General Laws of the State of Maryland.

     (3) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland, subject to


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

the requirements of the Investment Company Act of 1940, as amended. No amendment of these Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

     (4) To the fullest extent permitted by the General Laws of the State of Maryland, subject to the requirements of the Investment Company Act of 1940, as amended, no director or officer of the Corporation shall be personally liable to the Corporation or its security holders for money damages. No amendment of these Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

     (5) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the By-Laws the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.

     (6) A director elected by the holders of Preferred Stock or Common Stock may be removed for cause, but only by action taken by holders of at least 75% of the shares of Preferred Stock or of Common Stock, respectively, then entitled to vote in an election to fill that directorship.

                                 ARTICLE VII

                           DETERMINATION OF BINDING
                           ------------------------

     Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the proprietary thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin", a sale of securities "short", or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock or acceptance of share certificates, the any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or


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purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                 ARTICLE VIII

                       PRIVATE PROPERTY OF STOCKHOLDERS
                       --------------------------------

     The private property of shareholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                  ARTICLE IX

                              PERPETUAL EXISTENCE
                              -------------------

     The duration of the Corporation shall be perpetual.

                                  ARTICLE X

                        CONVERSION TO OPEN-END COMPANY
                        ------------------------------

     Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, a favorable vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock and Preferred Stock of the Corporation entitled to be voted on the matter, voting separately by class, shall be required to approve, adopt or authorize an amendment to these Articles of Incorporation of the Corporation that makes the Common Stock a "redeemable security" (as that term is defined in section 2(a)(32) the Investment Company Act of 1940, as amended), unless such action has previously been approved, adopted or authorized by the affirmative vote of at least two-thirds of the total number of directors find in accordance with the By-Laws of the Corporation, in which case the affirmative vote of the holders of a majority of the


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outstanding shares or Common Stock and Preferred Stock or the Corporation
entitled to vote thereon, voting separately by class, shall be required.

                                  ARTICLE XI

                      MERGER, SALE OF ASSETS, LIQUIDATION
                      -----------------------------------

     Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, a favorable vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock and Preferred Stock of the Corporation entitled to be voted on the matter, voting separately by class, shall be required to approve, adopt or authorize (i) a merger or consolidation or statutory share exchange of the Corporation with any other corporation, (ii) a sale of all or substantially all of the assets of the Corporation (other than in the regular course of its investment activities), or (iii) a liquidation or dissolution of the Corporation, unless such action has previously been approved, adopted or authorized by the affirmative vote of at least two-thirds of the total number of directors fixed in accordance with the By-Laws of the Corporation, in which case the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the Corporation entitled to vote thereon, separately by class, shall be required.

                                 ARTICLE XII

                            CONSENT OF STOCKHOLDERS
                            -----------------------

     Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, any action taken by the written consent of the holders of the outstanding shares of the capital stock of the Corporation must be taken by unanimous written consent of the holders of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter.

                                 ARTICLE XIII

                                   AMENDMENT
                                   ---------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, including any amendment with alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholders' rights and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the amendment or repeal of Section ___________ of Article V, Section (3), Section (4), Section (5) and Section (6) of Article I, Article VIII, Article IX, Article X, Article XI,
Article XII or this Article XIII, of these Articles of Incorporation shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock and Preferred Stock of the Corporation entitled to be voted on the matter, voting separately by class.

     IN WITNESS WHEREOF, the undersigned incorporator of MUNIPLUS FUND, INC. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

     Dated the 6th day of July, 1988



                                            /s/ Margaret J. Lane
                                          --------------------------------------
                                                 Margaret J. Lane



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